Amendment No. 2 to Participation Agreement
Among
Pacific Life & Annuity Company
Variable Insurance Products Funds, and
Fidelity Distributors Corporation
     Pacific Life & Annuity Company (the “Company”), on its behalf and on behalf of certain segregated asset accounts (“Accounts”) of the Company, the Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund V (collectively referred to as the “Fund”), and Fidelity Distributors Corporation (the “Underwriter”), have previously entered into a Participation Agreement dated July 25, 2005 (the “Agreement”), as amended. The parties now desire to further amend the Agreement by this amendment (the “Amendment”).
     Except as modified hereby, all other terms and conditions of the Agreement, as amended, shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement, as amended, shall have the same meaning in this Amendment.
A M E N D M E N T
     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
1.	Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.
2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused the Amendment to be executed as of January 2, 2012.
PACIFIC LIFE & ANNUITY COMPANY:

By its authorized officer

By:	/s/ Jose T. Miscolta

Name:	Jose T. Miscolta

Title:	Assistant Vice President

Attest:	/s/ Jane m. Guon
Jane M. Guon
Corporate Secretary
VARIABLE INSURANCE PRODUCTS FUNDS,
VARIABLE INSURANCE PRODUCTS FUNDS II,
VARIABLE INSURANCE PRODUCTS FUNDS III,
VARIABLE INSURANCE PRODUCTS FUNDS V:

By its authorized officer

By:	/s/ Joseph F. Zambello

Name:	Joseph F. Zambello

Title:	Deputy Treasurer
FIDELITY DISTRIBUTORS
CORPORATION:

By its authorized officer

By:	/s/ William F. Loehning

Name:	William F. Loehning

Title:	Executive Vice President

Schedule A
Separate Accounts

Policies/Contracts Funded By
Name of Separate Account and Date Established by Board of Directors	Separate Account

Separate Account A of Pacific Life & Annuity Company	Pacific One Select
January 25, 1999	Pacific Portfolios Pacific Portfolios for Chase
Pacific Voyages
Pacific Value
Pacific Value Edge
Pacific Value Select
Pacific Innovations Select
Pacific Journey
Pacific Journey Select
Pacific Odyssey
Pacific Explorer
Pacific Destinations
Pacific Destinations B
Pacific Destinations O-Series

Pacific Select Exec Separate Account of Pacific Life & Annuity Company	Pacific Select Exec II — NY
September 24, 1998	Pacific Select Exec III — NY
Pacific Select Exec IV — NY
Pacific Select Exec V — NY
Pacific Select Estate Preserver — NY

Separate Account I of Pacific Life Insurance Company	Magnastar
June 8, 2002	Magnastar — Survivorship

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